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                                                                    EXHIBIT 10.9


                        TRANSITIONAL SERVICES AGREEMENT
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          This Transitional Services Agreement (the "Agreement") is made and
                                                     ---------
entered into as of September 30, 1998 (the "Effective Date"), by and among Owens
                                            --------------
Corning, a Delaware corporation ("OC"), and Advanced Glassfiber Yarns LLC, a
                                  --
Delaware limited liability company (the "Company").
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                                   RECITALS
                                   --------

          WHEREAS, OC and Company have entered into that certain Amended and Restated Asset Contribution Agreement dated as of July 31, 1998 (the "Contribution Agreement"), whereby OC contributed to the Company its business of
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manufacturing and selling glass fiber yarns and specialty materials at its facilities located in Aiken, South Carolina, Huntingdon, Pennsylvania and South Hill, Virginia (the "Business") in exchange for all of the membership interest
                     --------
in the Company and other consideration;

          WHEREAS, OC, the Company and Glass Holdings Corp. have entered into that certain LLC Interest Sale and Purchase Agreement dated as of July 31, 1998 (the "SPA"), whereby OC agreed to sell a 51% interest in the Company to AGY
      ---
Holdings, Inc.; and

          WHEREAS, each party hereto desires to continue to provide to the other party selected services, and each party is willing to do so on the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereby agree as follows:

1.   Provision of Transitional Services.
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               (a)  Subject to the terms and conditions of this Agreement and during the Transition Period (as defined herein), OC will provide the Company (for the Business):

                         (i) the corporate services described in Appendix A, which is attached to and made part of this Agreement (hereinafter referred to individually as a "Service" and collectively as the
                                              -------
               "Corporate Services");
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                         (ii)  the information systems services described in
               Appendix B, which is attached to and made part of this Agreement
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               (hereinafter referred to individually as a "Service," and
               collectively as the "IS Services").
                                    -----------

                         (iii) and such other services not specifically
               enumerated on Appendix A or B provided by OC to the Business as of the date hereof (hereinafter referred to individually as a "Service" and, together with the Corporate Services, the IS
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               Services and the services referenced in 1(b), the "Services").
                                                                  --------

               (b) Subject to the terms and conditions of this Agreement and during the Term (as defined herein), the Company will provide OC with the services described in Appendix C.

2.   Method of Provision of Services.  Each party agrees to provide to the other
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party the Services at the current level, scope and manner at which such Services have been provided by OC or its Composites Systems Business to the Business or to the Aiken mat line facility as of the date of this Agreement. Neither party shall be under an obligation to expand or modify the level, scope or manner of the Services provided. All Services shall be provided in a professional workmanlike manner and,in the case of OC, shall be of a quality at least equal to that provided by OC to its most favored Affiliate.

3.   Discontinuation of Services.  Either party may elect to discontinue
     ---------------------------
receiving any Service under this Agreement by giving the other party at least twenty (20) days' advance written notice of its election to discontinue such Service or Services.

4.   Disclaimer of Warranty.  THE SERVICES HEREUNDER ARE PROVIDED ON AN "AS IS"
     ----------------------
BASIS. EACH PARTY HEREBY DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

5.   Limitation of Liability.
     -----------------------

               (a) No party will be liable to the other party for any incidental, consequential, special or punitive damages of any kind or nature, including without limitation loss of data, services, profits, revenue, business and service interruption in connection with, or related to, the performance of this Agreement, or arising out of the Services rendered hereunder, whether such liability is asserted on the basis of contract (including, without limitation, the breach of this Agreement or any termination of this Agreement), tort (including negligence or

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     strict liability), or otherwise, even if any other party has been warned of the possibility of any such loss or damage in advance.

          (b) Except as provided in Paragraph 5(a) and except in the event of reckless or willful misconduct (whether or not the party is negligent) or gross negligence, neither party shall be liable to the other party for any claims, liabilities, damages, losses, costs, expenses (including, but not limited to, settlements, judgments, court costs and reasonable legal fees), fines and penalties, arising out of any actual or alleged injury, loss or damage of any nature whatsoever suffered by such other party in providing or failing to provide the Services to the Company. Notwithstanding anything to the contrary contained herein, if either party commits an error with respect to or incorrectly performs or fails to perform any Service, at the other party's request, the erring party shall use reasonable efforts to correct such error, reperform or perform such Service; provided, that
                                                            --------
     neither party shall have any obligation to recreate any lost or destroyed data to the extent the same cannot be cured by the reperformance of the Service in question.

6.   Price and Payment for Services.  Each party shall invoice the other on a
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monthly basis for services rendered in the preceding calendar month.  Each invoice shall be sufficiently detailed to substantiate all amounts and Services charged. The prices that will be paid for the Services under this Agreement during the Term, will be as follows:

          (a) For the Services, the Company shall pay to OC a fee equal to OC's costs to provide the Services as described in Appendix A.

          (b) For the IS Services, the Company shall pay to OC a fee equal to OC's costs to provide the IS Services as described in Appendix B.

          (c) For the Services rendered by the Company to OC, OC shall pay a fee equal to the Company's costs to provide such Services as described in Appendix C.

          (d) For any other Service needed by either party from the other, a fee equal to that party's costs to provide such Service shall be charged.

          (e) For any Service rendered by a third party on behalf of a party, the party receiving the Services shall pay to the party providing the Services the fee equal to the fee charged by such third party, without mark-up.

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          (f)  Each party shall invoice the other party on a monthly basis and the invoiced party shall pay such invoiced amount net thirty (30) days from the date of such invoice except to the extent that any item on such invoice is disputed by the other party in good faith. Such disputed fees shall be paid by the other party upon the mutually satisfactory resolution of such dispute.

          To the extent monthly fees and charges are computed on the basis of budgeted or historic annual cost, such monthly fees shall promptly be adjusted upon a known reduction in the actual cost of the related Service; provided, however, that no adjustment shall be made with respect to any fee
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     for a Service in the first three months in which such Service is performed.

7.   Term and Termination.
     --------------------

     7.1  Term.  This Agreement shall become effective upon the date hereof and
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will continue until and including December 31, 1999 (the "Term"), unless earlier
                                                          ----
terminated in accordance with the terms of this Agreement. Benefits Administration Services listed in Section 2 of Appendix A and Information
Systems Services listed in Section 1 of Appendix B shall be provided through December 31, 1999. All other Services shall terminate on March 31, 1999 unless either party elects to extend the receipt of such Services for a period of three
(3) months by providing the other party with twenty (20) days' notice prior to March 31, 1999.

     7.2  Default and Remedies.
          --------------------

          (a)  Event of Default.  A party will be in default hereunder (an
               ----------------
     "Event of Default") if (i) such party commits a material breach of any term or condition of this Agreement and such failure continues uncured for thirty (30) days following receipt of written notice thereof from the other party; (ii) there is a filing of an involuntary case for the entry of relief against such party under any bankruptcy, insolvency or similar law for the relief of debtors and such case remains undismissed for thirty (30) days or more; (iii) a trustee or receiver is appointed for such party or its assets or any substantial part thereof; or (iv) such party files a voluntary petition under any bankruptcy, insolvency or similar law of the relief of debtors.

          (b)  Remedies.
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               (i)  Upon an Event of Default hereunder, the non-defaulting party may exercise any or all of the following remedies: (A) declare immediately due and payable all fees for Services rendered

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          under this Agreement; (B) decline to provide any Service or Services;
          and/or (C) terminate this Agreement as provided herein.

               (ii) In the event of any default by the party providing Services hereunder, the party receiving the Services may terminate this Agreement and/or decline to pay any and fees for the Services subject to the Default.

               (iii) In addition to the remedies set forth in subsection (i) or
          (ii), above and subject to the terms and conditions of this Agreement, a non-defaulting party will have all other rights and remedies available at law or equity.

8.   Indemnification.  Each party will indemnify and hold the other party and
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its shareholders, directors, officers, employees and agents harmless from and against any and all obligations, liabilities, claims and demands, expenses and costs (including reasonable attorneys' fees) for any loss or damage to property or injury to persons which may be asserted against such party by third parties by reason, or as a result, of any acts or omissions of the indemnifying party, including, but not limited to, claims arising out of the negligence of the indemnifying party in connection with, or related to, the performance of this Agreement.

9.   Confidentiality.
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     9.1       Confidential Information.  Each party acknowledges that, in
               ------------------------
connection with the performance of this Agreement, it may receive certain confidential or proprietary information and materials of the other party ("Confidential Information"). Confidential Information includes, without
  ------------------------
limitation, (a) all trade secrets and similar information, the disclosure of which might destroy or impair the competitive advantage of a party; (b) any nonpublic information regarding a party's financial condition, business plans, operations or strategies; and (c) any other non-public information that a party uses reasonable efforts to protect from disclosure to third parties.

     9.2       Confidentiality.  OC and the Company each hereby agree: (a) to
               ---------------
hold and maintain in strict confidence all Confidential Information of the other party; and (b) not to use any Confidential Information except as permitted by this Agreement or necessary for a party to perform its obligations under this Agreement. Each party will use at least the same degree of care to protect the other party's Confidential Information as it uses to protect its own Confidential Information of like importance, and in no event will such degree of care be less than reasonable due care. The obligations

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of confidentiality shall survive for a period of eight (8) years beyond the expiration or termination of this Agreement.

      9.3      Exceptions.  Notwithstanding the foregoing, the parties agree
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that Confidential Information will not include any information that: (a) is generally known or becomes part of the public domain through no fault of the party receiving such information or that the disclosing party authorizes the receiving party in writing to disclose, copy or use under this Agreement; (b) is rightfully received by a party without breach of this Agreement from a third party which is not bound by any restriction on disclosure; (c) is furnished by the disclosing party to another third party without having imposed upon such third party any similar restriction on disclosure; or (d) is independently developed by the receiving party without any use of the Confidential Information of the disclosing party.

10.  General Provisions.
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     10.1      Notices.  All communications provided for hereunder shall be in
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writing and shall be deemed to be given when delivered in person or by private courier with receipt, when telefaxed and received, and,

               If to Company:  Advanced Glassfiber Yarns LLC
                                 Highway 301
                                 Aiken, South Carolina
                                 Fax:
                                 Attention:

          If to OC:        Owens Corning World Headquarters
                              One Owens Corning Parkway
                              Toledo, Ohio  43659
                              Fax:  419-248-8445
                              Attention:  Corporate Secretary

          With a copy to:  Owens Corning World Headquarters
                              One Owens Corning Parkway
                              Toledo, Ohio  43659
                              Fax:  419-248-1723
                              Attention:  Law Department

     10.2      Force Majeure.  Neither party shall be liable to the other for
               -------------
delay or failure to perform in whole or in part, by reason of contingencies or events which: (i) are beyond the reasonable control of the party whose performance is affected; (ii) are

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

unforeseeable; and (iii) could not have been reasonably prevented, whether herein specifically enumerated or not (a "Force Majeure Event"). These contingencies include, among others, act of God, act of war, revolution, riot, acts of public enemies, fire, explosion, breakdown of plant, strike, lockout, labor dispute, casualty or accident, earthquake, flood, cyclone, tornado, hurricane or other windstorm, or by reason of any law, order, proclamation, regulation, ordinance, demand, requisition or requirement or any other act of any governmental authority, foreign or domestic, local, state or federal (provided that the Force Majeure Event does not arise due to or is connected in any way with a violation by party hereto of any law, order, proclamation, regulation, ordinance, demand, requisition or requirement of any governmental authority) except that contingencies shall not include a downturn in the Business or general economic downturn. A party so affected by a Force Majeure Event shall: (i) promptly give written notice to the other party whenever such contingency or other act becomes reasonably foreseeable (including an estimate of the expected duration of the Force Majeure Event and its probable impact on the performance of such party's obligations hereunder); (ii) exercise all reasonable efforts to continue to perform its obligations hereunder; (iii) use its commercially reasonable best efforts to overcome or mitigate the effects of the contingency as promptly as possible and (iv) promptly give written notice to the other party of the cessation of such contingency. Neither party, however, shall be required to resolve a strike, lockout or other labor problem in a manner which it alone does not deem proper and advisable. In no event shall any Force Majeure Event excuse a party's failure to pay when due any monetary obligation hereunder. In the case of any Force Majeure Event relied on by OC, OC agrees that it shall treat the Company no less favorably than the most favorably treated Affiliate or customer of OC in dealing with or adjusting to the consequences of such Force Majeure Event and in relation to the performance of any Service, the performance of which may have been interrupted or diminished.

     10.3      Waiver, Modification.  Any waiver of any right or default
               --------------------
hereunder will be effective only in the instance given and will not operate as or imply a waiver of any other or similar right or default on any subsequent occasion. No waiver or modification of this Agreement or of any provision hereof will be effective unless in writing and signed by the party against whom such waiver or modification is sought to be enforced.

     10.4      Assignment. This Agreement shall be binding upon and shall inure
               ----------
to the benefit of both parties and their respective successors and assigns. Except as otherwise expressly provided herein, this Agreement shall not be assigned by either party hereto without the express prior written consent of the other party, and any attempted assignment, without such consents, shall be null and void. Notwithstanding any nonassignment provisions contained in this Section 10.4, the Company, or any

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permitted assignee or transferee of the Company, may assign or otherwise transfer all of its rights and/or obligations hereunder (i) to any entity or entities providing to the Company, the Company's Affiliates, or to any such permitted assignee of the Company, financing relating to the Business (collectively, the "Financing Sources"), (ii) to any Affiliate (as defined in the Contribution Agreement of the Company, provided that (x) such Affiliate shall agree with OC and its permitted assignees or transferees, if any, in writing to assume the Company's obligations hereunder and (y) any such assignment to an Affiliate of the Company shall not relieve the Company from its obligations hereunder or (iii) to any entity to which the Company, or any assignee or transferee of the Company, assigns, sells, transfers or otherwise conveys all or substantially all of the assets constituting the Business, provided that such acquiring entity agrees with and acknowledges in writing to OC and its permitted assignees or transferees, if any, that this Agreement shall be binding upon and enforceable against such entity as though such acquiring entity were the Company and that such entity shall perform all of the Company's obligations hereunder. Notwithstanding any nonassignment provisions contained in this Section 10.4, OC, or any permitted assignee or transferee of OC, may assign or otherwise transfer some or all of its rights and/or obligations hereunder (i) to any Affiliate of OC, provided that (x) such Affiliate shall agree with the Company and its permitted assignees or transferees, if any, in writing to assume the OC's obligations hereunder and (y) any such assignment to an Affiliate of the OC shall not relieve the OC from its obligations hereunder or (ii) to any entity to which OC, or any assignee or transferee of OC, assigns, sells, transfers or otherwise conveys all or substantially all of the assets constituting its business, provided that such acquiring entity agrees with and acknowledges in writing to the Company and its permitted assignees or transferees, if any, that this Agreement shall be binding upon and enforceable against such entity as though such acquiring entity were OC and that such entity shall perform all of OC's obligations hereunder. To the extent that assignment and/or transfer of any of the rights, privileges, and/or obligations is permitted, this Agreement shall be binding on, and except as otherwise expressly provided, shall inure to the benefit of the legal successors, assigns, or representatives of the parties.

     10.5      Governing Law.  This Agreement will be governed by and construed
               -------------
in accordance with the internal laws of the State of New York, excluding that body of law related to choice of laws.

     10.6      Severability.  In the event any provision of this Agreement (or
               ------------
portion thereof) is determined by a court of competent jurisdiction to be invalid, illegal or otherwise unenforceable, then such provision will, to the extent permitted by the court, not be voided but will instead be construed to give effect to its intent to the maximum extent permissible under applicable law and the remainder of this Agreement will remain in full force and effect according to its terms.

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     10.7      Sections and Headings.  The headings contained herein are for the
               ---------------------
convenience of reference only and are not intended to define, limit, expand or describe the scope or intent of any clause or provision of this Agreement.

     10.8      Entire Agreement.  This Agreement, together with all exhibits
               ----------------
hereto, constitutes the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior negotiations and understandings between the parties, both oral and written, regarding such subject matter.

     10.9      Counterparts.  This Agreement may be signed in counterparts and
               ------------
all signed copies of this Agreement will together constitute one original of this Agreement.

     10.10     Construction.  This Agreement will be fairly interpreted in
               ------------
accordance with its terms and without any strict construction in favor of or against either of the parties.

     10.11     Legal Expenses.  The prevailing party in any legal action brought
               --------------
by one party against the other and arising out of this Agreement will be entitled, in addition to any other rights and remedies available to it at law or in equity, to reimbursement for its reasonable costs and expenses (including court costs and reasonable fees for attorneys and expert witnesses) incurred with respect to bringing and maintaining any such action.

          IN WITNESS WHEREOF, the duly authorized representatives of each of the parties hereto have executed this Agreement effective as of the day and year first written above.

                                    OWENS CORNING

                                    By: /s/ Charles E. Dana
                                       -----------------------------
                                        Name:
                                        Title:


                                    ADVANCED GLASSFIBER YARNS LLC

                                    By: /s/ Robert B. Fisher
                                       -----------------------------
                                        Name:
                                        Title:

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